Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen California Dividend Advantage Municipal Fund 3
333-163056
811-10347

A copy of the Statement Establishing and Fixing the Rights and Preferences of MuniFund Term Preferred Shares, considered to be an amendment to the Declaration of Trust of the above-referenced trust, was filed with the SEC on December 18, 2009 under Rule 497, accession number
0001193125-09-255568,as Appendix A to the Statement of
Additional Information and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-
SAR.